UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 8, 2005

                            APD ANTIQUITIES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

            NEVADA                     000-50738             91-1959986
    ----------------------------       ----------        ------------------
      (State or other jurisdiction    (Commission           (IRS Employer
            of incorporation)         File Number)        Identification No.)

      1314 SOUTH GRAND BOULEVARD, SUITE 2 - 176, SPOKANE, WA         99202
      ------------------------------------------------------       ----------
      (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code (509) 623-0122
                                                   ----------------

                            Not applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

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Section 4 - Matters Related to Accountants and Financial Statements
-------------------------------------------------------------------

      Item 4.01 Changes in Registrant's Certifying Accountant

      On February 8, 2005, the board of directors of APD Antiquities, Inc. unanimously passed a resolution changing the independent accounting firm that will be auditing the financial statements of APD Antiquities for the year ending December 31, 2004 from Beckstead and Watts, LLP, Certified Public Accountants, 3340 Wynn Road, Suite B, Las Vegas, Nevada 89102 to Williams & Webster, PS., Certified Public Accountants, 601 W. Riverside, Suite 1940, Spokane, Washington 99201. The board of directors dismissed the accounting firm Beckstead and Watts because that firm had performed the audits for GCJ, Inc., the blank check reporting company that APD Antiquities merged with on December 28, 2004 and was not familiar with the business of APD Antiquities, the surviving corporation. Beckstead and Watts had expressed substantial doubt about the ability of GCJ, Inc. the blank check pre-merger corporation, to continue as a going concern because GCJ, Inc. had had limited operations at the time of the audit and had not commenced planned principal operations. There were no disagreements with Beckstead and Watts concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure by either GCJ or APD Antiquities. As APD Antiquities was the surviving corporation in the merger transaction the board of directors decided that the independent auditors of the pre-merger corporation APD Antiquities, Williams & Webster, PS., should continue in that capacity.

Section 9 - Financial Statements and Exhibits
---------------------------------------------

      Item 9.01 Financial Statements and Exhibits

      (c) Exhibits

      16.1 Letter from Beckstead and Watts, LLP


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           APD ANTIQUITIES, INC.

                                           By:  /s/ CINDY K. SWANK
                                           -----------------------------
                                                    Cindy K. Swank
                                                    President
                                                    Chief Executive Officer

DATED:  February 8, 2005.


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